Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-00405, No. 333-156433, No. 333-119661, No. 333-134208, No. 333-193075 and No. 333-196881) and Form S-3 (No. 333-184175, No. 333-187964, No. 333-195605 and No. 333-196880) of Uranium Resources, Inc. of our report dated March [●], 2015, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2014.

/s/ Hein & Associates LLP

Dallas, Texas

March 19, 2015